Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

ANNOUNCES 2008 FINANCIAL RESULTS

OMAHA, NE – March 24, 2009 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced today its financial results for the nine-month transition period ended December 31, 2008. The Company reported revenues of $186.9 million and a net loss of $1.8 million, or $0.08 per share, for the three-month period ended December 31, 2008.  The quarterly financial results include merger-related expenses of $2.7 million, most of which were non-cash expenses, which resulted from the combination of Green Plains with VBV LLC and its majority-owned subsidiaries on October 15, 2008.  Excluding the merger-related charges, Green Plains’ net income was $0.9 million, or $0.04 per share, for the three-month period ended December 31, 2008.

“We made substantial progress in establishing our platform during 2008.  Since July, we have concluded the merger with VBV and started operations at three new ethanol plants which increased our expected operating capacity to 330 million gallons per year.  These accomplishments have significantly increased our production capacity, strengthened our balance sheet and positioned Green Plains as a significant player in the biofuels industry,” said Todd Becker, President and Chief Executive Officer.  “We have quickly moved through the start-up phase of operations and can now focus on optimizing the efficiency of each of the new plants.  Going forward, we will utilize our comprehensive risk management program to respond to challenges and opportunities in our industry.”

“If you remove the merger-related expenses, we achieved solid financial results for the final quarter of 2008 while operating in a very challenging industry environment,” continued Becker. “This is largely the result of our diversified income stream, especially from our Agribusiness segment which exceeded our expectations. I am very proud of our dedicated employees who worked diligently and cohesively to bring our companies together and meet the challenges of this environment.”

The VBV merger was accounted for as a reverse merger, with Green Plains treated as the acquired company and VBV as the acquiring company. Consequently, 2008 financial results exclude the operations of Green Plains prior to October 15, 2008, the date of the merger.  In addition, the Company changed to a calendar year end (from VBV’s fiscal year end of March 31).  As a result, Green Plains’ reported financial results are for the nine-month transition period ended December 31, 2008.

Green Plains reported revenues of $188.8 million and a net loss of $6.9 million, or $0.56 per share for the nine-month transition period ended December 31, 2008.  These results do not include earnings of Green Plains’ pre-merger legacy operations.  Prior to completion of the merger, VBV had a controlling interest in two development stage ethanol plants. Operations commenced at these plants in September 2008 and November 2008.  Accordingly, VBV, the acquiring entity for accounting purposes, was a development stage company until September 2008.  The net loss includes pre-production expenses, net of minority interests, of the VBV companies of $4.1 million.

“Reporting a loss related to pre-production expenses was fully expected and is typical for a development stage company engaged in plant construction,” stated Becker.

Cash flow, as measured by earnings before interest, income taxes, depreciation and amortization (“EBITDA”), was $6.5 million and $0.6 million for the three-month period and nine-month transition period ended December 31, 2008, respectively.  Green Plains had $64.8 million in cash and equivalents as of December 31, 2008.

“Green Plains closed the fiscal year with a strong balance sheet and liquidity position that provides us with the working capital needed to effectively manage our business segments during difficult times. We have now established a low-cost, scalable operation and a management team with extensive experience in commodity processing business” said Becker.  “We are positioned to take advantage of opportunities for future growth and we remain focused on building long-term value for our shareholders as a diversified ethanol company.”

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Recent Business Highlights

Significant recent accomplishments include:

•

Green Plains completed its merger with VBV on October 15, 2008.  At closing, VBV’s two ethanol plants and its ethanol marketing and distribution business were combined with Green Plains’ ethanol production, grain, agronomy, feed and fuel distribution businesses. Simultaneously at closing, NTR plc, a leading international developer and operator of renewable energy and sustainable waste management projects and the majority equity holder of VBV prior to the merger, invested $60 million in Green Plains’ common stock at a price of $10 per share.  With this investment, NTR is our largest shareholder.

•

Green Plains’ ethanol plant in Bluffton, Indiana, announced “first grind” on September 11, 2008.  Green Plains’ ethanol plant in Obion, Tennessee, announced “first grind” on November 9, 2008.  With no current construction projects, the Ethanol Production segment is fully operational with four plants and an expected operating capacity of 330 million gallons of ethanol per year.

•

Green Plains initiated in-house ethanol and distillers grains marketing programs through its wholly-owned subsidiary, Green Plains Trade Group, LLC (“Green Plains Trade”). Effective September 30, 2008, The Company began to directly market the ethanol produced at the Shenandoah ethanol plant. In early 2009, Green Plains Trade expanded its in-house marketing activities to include all of Green Plains’ ethanol production, terminating all external ethanol marketing arrangements.

•

Green Plains announced the formation of a joint venture called BioProcessAlgae LLC to commercialize algae production technology.  In addition to Green Plains, the other partners in the venture are CLARCOR, Inc. (NYSE: CLC), BioProcess H20 LLC and NTR plc.  BioProcessAlgae LLC received a grant from the Iowa Office of Energy Independence for approximately $2.2 million to build a pilot project at Green Plains’ ethanol plant in Shenandoah, Iowa.

•

Green Plains Trade entered into an agreement to provide independent third-party marketing services to Bushmills Ethanol, Inc. of Atwater, Minnesota in January 2009.  With the addition of Bushmills, Green Plains Trade now provides ethanol marketing services to three third-party producers with combined expected operating capacity of over 305 million gallons per year.

•

Green Plains’ listing changed from the NASDAQ Capital Market to the NASDAQ Global Market concurrent with the completion of the merger.  On December 19, 2008, then Chairman and Chief Executive Officer Wayne Hoovestol presided over NASDAQ morning market opening ceremonies.

•

On January 1, 2009, Todd Becker was named President and Chief Executive Officer.  On March 10, 2009, Mr. Becker was appointed as a Director of the Company.  Mr. Hoovestol remains as Chairman of the Board of Directors and was recently appointed Chief Strategy Officer for the Company.  The combined company has assembled a management team with extensive commodity risk management and marketing experience and expertise.

•

On January 20, 2009, Green Plains acquired majority interest in Houston-based biofuel terminal operator Blendstar, LLC.  The transaction involved a membership interest purchase whereby Green Plains acquired 51% of Blendstar from an affiliate of NTR for $9.0 million.  Blendstar currently operates terminal facilities in Oklahoma City, Little Rock, Nashville, Knoxville, Louisville and Birmingham.  Additionally, Blendstar has announced commitments to build terminals in Collins, Mississippi, and Shreveport, Louisiana.

Comments on Business Segments

Ethanol Production

“In the current environment, commodity risk management is critical to our future and one of our core competencies,” said Becker.  “We utilize a sophisticated real-time margin management system designed to capture and lock-in the best possible prices for commodity inputs and outputs at each of our plants. Even with tight margins, we have found opportunities to lock in margins at all four of our plants for the next quarter.  With construction and startup now behind us, we expect future financial results to more fully depict our ethanol production potential.”

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Agribusiness

“Agribusiness segment revenues are largely seasonal due to the nature of the business,” said Becker. “Revenues typically peak during the spring planting season when farmers are purchasing seed, chemical, fertilizer and agronomy services and again during the fall harvest. 2008 was no exception as Green Plains Grain had a very good harvest quarter.  We look forward to building on this success in 2009 and are focusing our efforts on expanding this part of the platform. We want to handle more grain and sell more fertilizer, chemicals, seed and fuel.   We believe our 20 million bushels of grain storage capacity gives us a competitive advantage over a pure play ethanol operator when managing price and supply risk for corn. ”

Marketing and Distribution

“Green Plains’ independent third-party marketing service diversifies our revenues and adds an important dimension to our vertical-integration strategy,” added Becker. “The Marketing and Distribution segment is positioned for significant growth.  Combined with our own ethanol production, we are currently producing, marketing and/or distributing 635 million gallons of ethanol per year, or approximately 6% of the nation’s total ethanol demand.”

Conference Call

On March 25, 2009, Green Plains will hold a conference call for analysts, investors or other interested parties to discuss the 2008 financial results. Green Plains’ participants will include Todd Becker, President and Chief Executive Officer, and Jerry Peters, Chief Financial Officer.  The time of the call is 11:00 a.m. EDT / 10:00 am CDT.  To participate by telephone, the domestic dial-in number is 877-407-8033 and the international dial-in number is 201-689-8033. Participants are urged to call in to the conference call at least 10 minutes prior to the start time.  The conference call will be webcast and accessible at www.gpreinc.com.  The conference call will be archived and available for replay through April 8, 2009.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with plant construction and technology development, commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy and/or regulation and other risk factors detailed in Green Plains' SEC filings.  Additional information with respect to these and other factors, which could materially affect Green Plains and its operations, are included on certain forms Green Plains has filed with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact:

Investor Contact:

Jim Stark, Vice President - Investor Relations

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

(800) 368-1217

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GREEN PLAINS RENEWABLE ENREGY, INC.

FINANCIAL INFORMATION

2008 Consolidated Financial Results

For accounting purposes, Green Plains is considered the acquired company in the merger with VBV.  Consequently, 2008 financial results exclude the operations of Green Plains prior to October 15, 2008, the date of the merger.  In addition, the Company changed to a calendar year end from VBV’s fiscal year end of March 31.  As a result, Green Plains reported financial results are for the nine-month transition period ended December 31, 2008.  Prior to completion of the merger, VBV had a controlling interest in two development stage ethanol plants. Operations commenced at these plants in September 2008 and November 2008.  Accordingly, VBV, the acquiring entity for accounting purposes, was a development stage company until September 2008.  As a result, comparative financial results for prior periods are not presented.

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2008	2008

Revenues
Ethanol	$107,495	$108,960
Grain	32,766	32,766
Agronomy products	14,966	14,966
Distillers grains	27,892	28,316
Other	3,750	3,750
Total revenues	186,869	188,758
Cost of goods sold	171,537	175,444
Gross profit	15,332	13,314
Operating expenses	14,452	18,467
Operating income (loss)	880	(5,153)

Other income (expense)
Interest income	121	150
Interest expense, net of
amounts capitalized	(3,871)	(3,933)
Other, net	782	887
Total other income (expense)	(2,968)	(2,896)

Income (loss) before income taxes
and minority interests	(2,088)	(8,049)
Income tax provision (benefit)	-	-
Minority interests in losses of
consolidated subsidiaries	239	1,152

Net income (loss)	$(1,849)	$(6,897)

Earnings per share:
Basic	$(0.08)	$(0.56)
Diluted	$(0.08)	$(0.56)

Weighted average shares outstanding:
Basic	22,048	12,366
Diluted	22,048	12,366

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Total revenues during the nine-month transition period ended December 31, 2008 were $188.8 million. This amount includes revenues from the Bluffton and Obion ethanol plants beginning with commencement of operations on September 11, 2008 and November 9, 2008, respectively.  Revenues for this period also included operations from the Shenandoah and Superior ethanol plants and Green Plains Grain beginning on October 15, 2008.

Cost of goods sold during the nine-month transition period ended December 31, 2008 was $175.4 million, resulting in gross profit of $13.3 million.  This included only the costs related to the operations generating revenues during the periods noted above.

Operating expenses were $18.5 million during the nine-month transition period ended December 31, 2008. The operating expenses for the period include aggregate pre-production period expenses at VBV’s two plants of $4.1 million.  Operating expenses also included one-time merger related expenses of $3.0 million, of which $1.9 million was non-cash.

Operating Segment Information

For better understanding of overall operations, Green Plains’ businesses are depicted and divided into three operating segments, as follows: (1) grain warehousing and marketing, as well as sales and related services of seed, feed, fertilizer, chemicals and petroleum products (collectively referred to as “Agribusiness”); (2) production of ethanol and related by-products (collectively referred to as “Ethanol Production”), and (3) marketing and distribution of Company-produced and third-party ethanol and distillers grains (collectively  referred to as “Marketing and Distribution”).

The chart below shows revenues, gross profit and operating income by segment for the three-month period and nine-month transition period ended December 31, 2008.

	Three Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2008	2008
Operating Segments Data:
(thousands of dollars)
Revenues
Ethanol Production	$134,782	$136,671
Agribusiness	68,785	68,785
Marketing and Distribution	71,388	71,388
Intercompany eliminations	(88,086)	(88,086)
Total revenues	$186,869	$188,758

Gross profit
Ethanol Production	$6,875	$4,857
Agribusiness	8,554	8,554
Marketing and Distribution	-	-
Intercompany eliminations	(97)	(97)
Total gross profit	$15,332	$13,314

Operating income (loss)
Ethanol Production	$(3,080)	$(9,113)
Agribusiness	4,422	4,422
Marketing and Distribution	(365)	(365)
Intercompany eliminations	(97)	(97)
Total operating income (loss)	$880	$(5,153)

Ethanol Production Segment

Total revenues for the Ethanol Production segment for the nine-month transition period ended December 31, 2008 were $136.7 million.  This amount includes revenues from the Bluffton and Obion plants from the commencement of operations, September 11, 2008 and November 9, 2008, respectively, and from the Shenandoah and Superior plants since October 15, 2008, the date of the merger. Prior to commencement of operations at the Bluffton plant there were no revenues for the Ethanol Production segment.

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The following table presents selected operating data for the Ethanol Production Segment:

	Three Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2008	2008

Operating and Other Data

Ethanol sold	61,547	61,547
(thousands of gallons)

Distillers grains sold	173,956	177,875
(equivalent dried tons)

Average net price of ethanol sold	$1.73	$1.76
($ per gallon)

Average corn cost	$4.33	$4.33
($ per bushel)

Average net price for distillers grains
($ per equivalent dried ton)	$125	$125

During the nine-month transition period ended December 31, 2008, Green Plains sold 61.5 million gallons of ethanol at an average net price of $1.76 per gallon. In addition, during the period, we recognized $22.2 million from sales of distillers grains at an average net price of $125 per equivalent dried ton.

Cost of goods sold within the Ethanol Production segment during the nine-month transition period ended December 31, 2008 was $131.8 million, resulting in a gross profit of $4.9 million.   Green Plains’ average net corn cost during this period was $4.33 per bushel.

As of December 31, 2008, approximately 8% of Green Plains’ estimated corn usage for the next 12 months was subject to fixed-price contracts at a weighted average price of approximately $4.29 per bushel. This included inventory on hand and fixed-price future-delivery contracts for approximately 12 million bushels.

As of December 31, 2008, approximately 10% of Green Plains’ forecasted ethanol production during the next 12 months has been sold under fixed-price contracts at a weighted average price of approximately $1.64 per gallon.

As of December 31, 2008, approximately 24% of Green Plains’ forecasted distillers grain production for the next 12 months was subject to fixed-price contracts has been sold under fixed-price contracts at a weighted average price of approximately $112 per equivalent dried ton.

Agribusiness Segment

Total revenues for the Agribusiness segment for quarter ended December, 31, 2008 were $68.8 million.  As a result of reverse merger accounting the reported Agribusiness segment revenues for this period consist solely of revenues since October 15, 2008, the date of the merger. As such, Green Plains’ Agribusiness segment recognized $53.8 million in revenues from grain sales and services, and $15.0 million from sales of agricultural products. The Agribusiness segment sold 8.3 million bushels of grain during the period.  Cost of goods sold within the Agribusiness segment during the period was $60.2 million.

Marketing and Distribution Segment

Total revenues for the Marketing and Distribution segment during the nine-month transition period ended December 31, 2008 were $71.4 million.  Green Plains Trade, a wholly-owned subsidiary of the Company, has been marketing the ethanol produced at our Shenandoah plant.  Ethanol produced at our other three plants was sold to third-party marketers.  Nearly all of our ethanol that was sold to third-party marketers was repurchased by Green Plains Trade, reflected in the Marketing and Distribution segment, and resold to other customers.  Corresponding revenues and related costs of goods sold were eliminated in consolidation. In January 2009, the third-party ethanol marketing contract for our Superior plant terminated, and in February 2009, the third-party ethanol marketing contracts for our Bluffton and Obion plants terminated.  Green Plains Trade is now responsible for the sales, marketing and distribution of all ethanol produced at our four production facilities. Green Plains Trade has entered into an agreement to provide marketing services to three third-party producers with expected operating capacity of over 305 million gallons per year.  Our third-party marketing services commenced in January 2009.

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Cash Flow

Green Plains evaluates cash flow performance based on EBITDA.  Management uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Management believes that EBITDA provides useful information to investors as a measure of comparison with peer companies. EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles (GAAP). EBITDA calculations may vary from company to company. Accordingly, our computation of EBITDA may not be comparable with a similarly titled measure of another company.  The following chart sets forth the reconciliation of net income to EBITDA by operating segment for the periods indicated:

	Three Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2008	2008
(thousands of dollars)

Net income (loss)	$(1,849)	$(6,897)
Interest expense	3,871	3,933
Depreciation and amortization	4,675	4,717
Minority interest	(239)	(1,152)
Income taxes	-	-

EBITDA	$6,458	$601

Balance Sheet

In accordance with GAAP, Green Plains accounted for the merger with VBV as a reverse acquisition (i.e., Green Plains was considered the acquired company and VBV was considered the acquiring company). As a result, Green Plains’ assets and liabilities as of the date of the merger have been incorporated into VBV’s balance sheet based on the fair values of the net assets acquired, which equaled the consideration paid for the acquisition. GAAP also requires an allocation of the acquisition consideration to individual assets and liabilities including tangible assets, financial assets, separately recognized intangible assets, and goodwill. Since the merger occurred toward the end of our fiscal period and involved complex legal and accounting issues, Green Plains performed a tentative allocation of the purchase price using preliminary estimates of the values of the assets and liabilities acquired.  The Company has engaged an expert to assist in the determination of the final purchase price allocation.  Green Plains believes the final allocation will be determined during 2009 with prospective adjustments, in any, recorded to its financial statements at that time in accordance with GAAP.  Although VBV was considered the acquiring entity for accounting purposes, the merger was structured so that VBV became a wholly-owned subsidiary of Green Plains Renewable Energy, Inc.

Balance Sheet Data	December 31,
(thousands of dollars)	2008
ASSETS
Current assets	$192,969
Property and equipment, net	495,772
Other assets	4,325
Total assets	$693,066

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$108,249
Long-term debt	299,011
Other liabilities	5,821
Total liabilities	413,081

Minority interest	296

Stockholders' equity	279,689
Total liabilities and stockholders' equity	$693,066

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On December 31, 2008, Green Plains had $64.8 million in cash and equivalents and $21.0 million available under committed loan agreements subject to satisfaction of specified lending conditions and covenants.  Green Plains had total assets of nearly $700 million and stockholders’ equity of approximately $280 million. As of December 31, 2008, Green Plains had 24,659,250 common shares outstanding.

Supplemental Historical Financial Data of the Predecessor Company

The following supplemental historical financial data table has been derived from the consolidated historical activity of Green Plains (excluding VBV, which was merged with Green Plains on October 15, 2008) for the three and nine-month periods ended August 31, 2008. After the Merger, this information is considered to be non-GAAP financial information to the successor Company because historical financial results of the acquired company are not included in the successor Company’s financial results under reverse acquisition accounting rules. Since no GAAP measures of these data exist, no reconciliation is provided. However, management believes these data, which were prepared in accordance with GAAP for the predecessor company and previously filed with the SEC in Form 10-K and/or Form 10-Q filings, are beneficial to the users of these financial statements to better understand the historical operations of the organization. These data may not be reflective of future results of operations and is for information purposes only. The presentation of this additional historical non-GAAP financial information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

GREEN PLAINS RENEWABLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months	Nine Months
	Ended	Ended
	August 31,	August 31,
	2008	2008

Revenues
Ethanol	$40,018	$96,050
Grain	46,491	75,596
Agronomy products	11,633	27,858
Distillers grains	6,892	17,729
Other	910	1,833
Total revenues	105,944	219,066
Cost of goods sold	98,110	180,023
Gross profit	7,834	39,043
Operating expenses	7,673	17,018
Operating income (loss)	161	22,025

Other income (expense)
Interest income	25	220
Interest expense, net of
amounts capitalized	(1,746)	(3,995)
Other, net	103	123
Total other income (expense)	(1,618)	(3,652)

Income (loss) before income taxes
and minority interests	(1,457)	18,373
Income tax provision (benefit)	(575)	4,696

Net income (loss)	$(882)	$13,677

Earnings per share:
Basic	$(0.11)	$1.81
Diluted	$(0.11)	$1.81

Weighted average shares outstanding:
Basic	7,821	7,561
Diluted	7,821	7,561

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About Green Plains Renewable Energy, Inc.

Green Plains, based in Omaha, Nebraska, is a vertically-integrated, low-cost ethanol producer. Green Plains’ Ethanol Production segment operates four ethanol plants in Iowa, Indiana and Tennessee with a combined expected operating capacity of 330 million gallons of ethanol per year. Green Plains’ Marketing and Distribution segment operates an independent third-party ethanol marketing service, with contracted capacity of 305 million gallons of ethanol per year and owns 51% of Blendstar, LLC, a Houston-based biofuel terminal operator.  Green Plains’ Agribusiness segment operates grain storage facilities and complementary agronomy, feed, and fuel businesses. Green Plains has grain storage capacity of approximately 22 million bushels.

Green Plains’ largest shareholder NTR plc is a leading international developer and operator in renewable energy and sustainable waste management.  Founded in 1978, NTR has evolved from being a developer and operator of infrastructure in Ireland to an international developer and operator of renewable energy (wind, solar and bio-ethanol), and sustainable waste management businesses in the USA, UK, and Ireland.  The company employs over 4,100 people and has a market capitalization in excess of €497 million ($693m). www.ntr.ie

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